Exhibit 4.4

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of                     , 2010, by and among Express Parent LLC, a Delaware limited liability company (“Parent”), and each of the Persons listed on the signature pages attached hereto (the “Stockholders”). This Agreement shall amend and replace in its entirety the terms and conditions of Annex B to the Express Parent LLC (“Parent”) Limited Liability Company Agreement dated as of June 26, 2008, as the same may have been amended or modified from time to time.

WHEREAS, as of the date hereof, Parent will convert (the “Conversion”) from a Delaware limited liability company to a Delaware corporation named Express, Inc. (the “Company”) to effectuate an initial public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a registration statement filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, the Company is the successor-in-interest to Parent by reason of the Conversion;

WHEREAS, on the day immediately following the date hereof, pursuant to that certain Agreement and Plan of Merger to be dated as of the day immediately following the date hereof, among the Company, Express Investment Corp., a Delaware corporation (“EIC”), Express Management Investors Blocker, Inc., a Delaware corporation (“EMIB”), Express Management Investors LLC, a Delaware limited liability company (“EMI”, and together with EIC and EMIB, the “Merged Entities”), Multi-Channel Retail Holdings LLC - Series G, a Delaware limited liability company (“MCRH”), and Express Holding, LLC, a Delaware limited liability company, the beneficial owners of the Merged Entities, including MCRH, will receive shares of Common Stock of the Company in connection with the mergers contemplated therein (the “Mergers”);

WHEREAS, immediately following the consummation of the Mergers, MCRH will become a party to this Agreement (and will be deemed to be a Stockholder hereunder from and after such time), as successor-in-interest to EIC, and from and after such time, all references in this Agreement to EIC shall be deemed to mean MCRH; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain registration rights of the Stockholders.

NOW, THEREFORE, the parties to this Agreement agree as follows:

Section 1.1 Definitions. (a) For purposes of this Agreement, the following terms have the following meanings:

“Commission” means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

“Limited” means, collectively, EXP Investments, Inc., a Delaware corporation, and Limited Brands Store Operations, Inc., a Delaware corporation.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means (i) all shares of Common Stock owned of record by a Stockholder that were formerly represented by Class L units of Parent and (ii) all shares of Common Stock that may be issued to such Stockholder in respect of shares of Common Stock described in clause (i) above pursuant to any conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the offer and sale of such securities shall have been registered under the Securities Act, the registration statement with respect to such offer or sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold pursuant to Rule 144, (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (iv) such securities shall cease to be outstanding.

“Registration” means a registration of a bona fide public offering and sale of shares of Common Stock or other equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form) and in compliance with all applicable state securities laws, and “Register” means to effect such a registration.

“Registration Expenses” means all expenses of the Company incident to the Company’s performance of or compliance with the provisions of this Agreement, including all Commission and stock exchange or automated interdealer quotation system registration, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, all fees and expenses of the transfer agent and registrar for the securities, printing expenses, messenger and delivery expenses, the fees and reasonable expenses incurred in connection with the listing of the securities to be registered on each securities exchange or automated interdealer quotation system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required in connection therewith or incident thereto), the reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities, or any fees or expenses of counsel), all fees and expenses of any qualified independent underwriter or any person acting in a similar capacity under the rules of the National Association of Securities Dealers, the reasonable fees and disbursements of one counsel retained in connection with each such Registration by the Stockholders, such counsel to be selected by the Stockholders who hold two-thirds of the Registrable Securities being Registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration, fees and expenses of other Persons retained by the Company, and expenses relating to any analyst or investor presentation or any “road shows” undertaken by the Company in connection with the registration, marketing or selling of the Registrable Securities.

“Representative” means, with respect to a particular Person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director, financial advisor, accountant, legal counsel, consultant, agent or controlling Person of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Demand Securities	1.2(a)
Requesting Stockholder	1.2(a)
Shelf Registration	1.2(g)

Section 1.2 Demand Registration Rights. (a) Following the earlier of (x) 180 days after the effective date of the registration statement for the Initial Public Offering and (y) the expiration of the period during which the managing underwriters for the Initial Public Offering shall prohibit the Company from effecting any other public sale or distribution of Registrable Securities, upon written notice to the Company from Limited or EIC (together with its permitted assigns, the “Requesting Stockholder”) (which notice shall specify the number and the intended method of disposition of Registrable Securities), the Company shall (i) promptly give written notice of such requested Registration to each of the Stockholders then owning Registrable Securities and (ii) use its reasonable best efforts to effect and maintain the

Registration on an appropriate form under the Securities Act of offers and sales of (x) Registrable Securities by the Requesting Stockholder and Registrable Securities by each other Stockholder which shall have made a written request to the Company for Registration thereof (which request shall specify the number of Registrable Securities) within ten Business Days after the giving of such written notice by the Company (collectively, the “Demand Securities”) and (y) any securities which the Company may elect to Register in connection with the offering of Demand Securities and such other securities the Company may be obligated to include due to other piggyback registration rights, if any, granted to third parties, in each case in accordance with the intended method or methods of disposition specified by the Requesting Stockholder, subject to the other provisions of this Agreement; provided that the Company shall not be obligated to effect any Registration pursuant to this Section 1.2 except in accordance with the following provisions:

(i) no Requesting Stockholder shall be entitled to make more than three (3) requests for Registration pursuant to this Section 1.2, other than Registrations requested to be effected pursuant to a registration statement on Form S-3 under the Securities Act (or any successor thereto), for which an unlimited number of requests pursuant to this Section 1.2 shall be permitted; provided that at the time of such request the Company is eligible for use of Form S-3 under the Securities Act (or any successor thereto);

(ii) no Requesting Stockholder shall be entitled to request any Registration pursuant to this Section 1.2 until at least six (6) months after the closing of the last Registration and sale of Company securities subject to this Section 1.2 or Section 1.3;

(iii) the Company shall not be required to effect any Registration pursuant to this Section 1.2 unless the anticipated gross proceeds of the Registrable Securities sought to be registered by the Requesting Stockholder exceeds $100 million; and

(iv) if, after a request for Registration pursuant to this Section 1.2 has been made, the board of directors of the Company or other equivalent governing body has determined, in good faith, that the filing of a registration statement to effect such a Registration pursuant to this Section 1.2 would require the disclosure of material information which the Company has a reasonable justification for keeping confidential on the grounds that such disclosure would materially interfere with a proposed or pending bona fide material financing, acquisition or other material transaction of the Company, the Company shall not be obligated to effect such a Registration pursuant to this Section 1.2 until the earlier of the expiration of 90 days after the Company first makes such good faith determination or the completion of such transaction, negotiations or bidding; provided that the Company shall not be permitted to exercise its rights under this Section 1.12(a)(iv) more than twice (not to exceed 90 days in the aggregate) during any twelve-month period.

(b) Subject to Section 1.2(a), the Requesting Stockholder may, in the notice delivered pursuant to Section 1.2(a), elect that the requested Registration be pursuant to an underwritten offering. Upon such election by the Requesting Stockholder (or, in the event the Requesting Stockholder does not so elect, if the Company elects an underwritten offering), a majority of the board of directors of the Company or other equivalent governing body shall have the right to designate the managing underwriter(s) and, in such case, the Company shall not be required to include the Registrable Securities of a Stockholder in the underwritten offering unless such Stockholder accepts the reasonable and customary terms of the underwritten offering as agreed upon between the Company and the managing underwriter(s) so designated.

(c) If a Registration pursuant to this Section 1.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Demand Securities) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company will include in such Registration, to the extent of the number which the Company is so advised in writing can be sold in such offering, (i) first, Demand Securities, pro rata among the holders thereof requesting such Registration on the basis of the number of such securities requested to be included by such holders and (ii) second, any securities which the Company has elected to Register pursuant to Section 1.2(a) in connection with the offering of Demand Securities and (iii) third, such other securities the Company may be obligated to include due to other piggyback registration rights granted to third parties.

(d) The Requesting Stockholder(s) requesting a Registration under this Section 1.2 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company, with the following consequences:

(i) if such request is withdrawn prior to the filing date of the applicable registration statement, such withdrawn registration shall count as a requested Registration for purposes of Section 1.2(a)(i) unless the Requesting Stockholder has promptly reimbursed the Company for all Registration Expenses incurred by the Company in connection with the preparation of such registration statement for filing; or

(ii) if such request is withdrawn after the filing date of the applicable registration statement but prior to its effective date, such withdrawn registration shall count as a requested Registration for purposes of Section 1.2(a)(i) unless the Requesting Stockholder has promptly reimbursed the Company for all Registration Expenses incurred by the Company in connection with such withdrawn registration.

(e) Except as provided in Section 1.2(d), any Registration requested by any Requesting Stockholder pursuant to Section 1.2(a) shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 1.2(a)):

(i) unless such Registration has become effective and has remained effective for the period set forth in Section 1.12(a)(i) (subject to Section 1.1.2(b)); provided that a Registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Stockholder;

(ii) if after such Registration has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental entity for any reason other than a misrepresentation or an omission by the Requesting Stockholder and, as a result thereof, the Registrable Securities requested by the Requesting Stockholder to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement;

(iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur; or

(iv) if, as a result of a determination made pursuant to Section 1.2(c) by a managing underwriter, the Requesting Stockholder shall not be entitled to include in such Registration at least 65% of the Registrable Securities that such Requesting Stockholder requested pursuant to Section 1.2(a) to be included in such registration.

(f) Any Registration effected pursuant to Section 1.3 shall not be deemed to have been requested by a Requesting Stockholder pursuant to this Section 1.2.

(g) At any time following the date when the Company becomes eligible to use Form S-3 under the Securities Act for secondary sales, upon written request of Limited or EIC, the Company shall use its reasonable best efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to all or any portion of such Stockholder’s Registrable Securities, if requested by such Stockholder, on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect until such Stockholder shall no longer hold any Registrable Securities.

Section 1.3 Piggyback Registration Rights. (a) If, at any time following the completion of an Initial Public Offering, the Company proposes to effect a Registration, whether or not for sale for its own account, in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act (other than a Registration pursuant to Section 1.2), it shall give prompt written notice to the Stockholders holding Registrable Securities of its intention to do so and of such Stockholders’ rights under this Section 1.3, at least ten Business Days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer all such Stockholders holding Registrable Securities the opportunity to include in such Registration such number of Registrable Securities as each such Stockholder may request. Upon the written request of any such Stockholder made within five Business Days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder), the Company shall use its reasonable best efforts to include in such Registration all of the Registrable Securities which the Company has been so requested to Register by the Stockholders holding such Registrable Securities pursuant to this Section 1.3(a); provided that the Company shall not be obligated to effect any Registration pursuant to this Section 1.3 except in accordance with the following provisions:

(i) if such Registration involves an underwritten offering, all Stockholders requesting that their Registrable Securities be included in the Company’s Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company on the same terms and conditions as apply to the Company or any selling securityholder, including executing and delivering such underwriting agreements or other agreements (including legal opinions) to which the Company or any such selling securityholder has agreed to execute and deliver;

(ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.3, the Company shall determine for any reason not to Register or to withdraw Registration of such securities, the Company shall give written notice to all Stockholders holding Registrable Securities included in such Registration and, thereupon, shall be relieved of its obligation to Register (or maintain the effectiveness of the Registration of) any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Stockholders immediately to request that such Registration be effected as a Registration under Section 1.2);

(iii) the Company shall not be required to effect any Registration of Registrable Securities under this Section 1.3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms); and

(iv) no Registration of Registrable Securities effected under this Section 1.3 shall relieve the Company of its obligation to effect a Registration of Registrable Securities pursuant to Section 1.2.

(b) If a Registration pursuant to this Section 1.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Stockholder requesting inclusion of Registrable Securities in such Registration) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company shall include in such Registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein pursuant to this Section 1.3, pro rata among the requesting Stockholders on the basis of the number of Registrable Securities requested to be included in such Registration by such Stockholders and (iii) third, any other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be Registered by such holders or as such holders may otherwise agree.

Section 1.4 Registration Expenses. Subject to Section 1.2(d), the Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Agreement and any other actions that may be taken in connection with any such Registration as contemplated by this Agreement; provided that the Company shall not be obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the Transfer of securities Transferred by Persons other than the Company pursuant to any such Registration.

Section 1.5 Restrictions on Public Sales by Stockholders. In connection with any underwritten offering of securities of the Company, including any offering contemplated by this Agreement (other than pursuant to a Shelf Registration), each Stockholder agrees that, whether or not such Stockholder’s Registrable Securities are included in such Registration, it shall consent and agree to comply with any “hold back” or “lock-up” restriction, relating to Registrable Securities or any other securities of the Company then owned by such holder, that may be reasonably requested by the managing underwriter(s) of such offering. The Company hereby also agrees to use its reasonable efforts to cause each other holder of equity securities or securities convertible into or exchangeable or exercisable for such securities (other than in the case of equity securities issued under dividend reinvestment plans or employee stock plans) purchased directly from the Company otherwise than in a public offering to so agree, to the extent reasonably requested by the managing underwriter(s) of such offering.

Section 1.6 Indemnification by the Company. In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the full extent permitted by law, each of the Stockholders holding any Registrable Securities included in such registration statement, its Representatives, each other person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with such Stockholder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Stockholder, any such Representative or any such underwriter or controlling Person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any information conveyed in connection with such Registration at or prior to the time of sale, or in any registration statement under which such securities were Registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation by the Company of any law applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company shall reimburse such Stockholder and each such Representative or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any information conveyed in connection with such Registration at or prior to the time of sale, or in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any such Representative or underwriter and shall survive the transfer of such securities by such Stockholder.

Section 1.7 Indemnification by the Stockholders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities and any underwriter, to indemnify and hold harmless severally, and not jointly, in the same manner and to the same extent as set forth in Section 1.6, the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such information, registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Stockholder or underwriter, as the case may be, specifically stating that it is for use in the preparation of such information, registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Stockholders, underwriters or any of their respective Representatives or controlling persons and shall survive the transfer of such securities by such Stockholder; provided that no such Stockholder shall be liable under this Section 1.7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder (net of any underwriters’ or placement agents’ fees, discounts or commissions related thereto); provided, further, that no underwriter shall be liable under this Section 1.7 for any amounts exceeding the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public.

Section 1.8 Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Sections of this Agreement, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment (a) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, (b) the claim is criminal in nature or (c) the claim involves material civil liability on the part of an indemnified party, the indemnifying party shall be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnified party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

Section 1.9 Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Agreement (with appropriate modifications) shall be given by the Company and each Stockholder holding Registrable Securities with respect to any required Registration or other qualification of securities under any law other than arising under the Securities Act.

Section 1.10 Indemnification Payments. The indemnification required by Section 1.6 and Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

Section 1.11 Contribution. (a) If the indemnification provided for in Section 1.6 and Section 1.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the participating Stockholders or underwriter(s), as the case may be, on the other hand, from the distribution of the Registrable Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and of the participating Stockholders or underwriter(s), as the case may be, on the other hand, in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the participating Stockholders or underwriter(s), as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the participating Stockholders or by the underwriter(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of either of Section 1.6 and Section 1.7, and in no event shall the obligation of any indemnifying party to contribute under this Section 1.11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 1.6 and Section 1.7 had been available under the circumstances.

(b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.11 were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1.11(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 1.11(a) shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 1.8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(c) Notwithstanding the provisions of this Section 1.11, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 1.12 Registration Procedures. (a) If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Agreement, the Company shall, as promptly as practicable:

(i) prepare in reasonable cooperation with the sellers (and, in the event of an underwritten offering, with the underwriter(s)), and file with the Commission (subject to Section 1.2(a)(iv)), and otherwise in a manner consistent with the provisions of this Agreement, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and, except in the case of a registration pursuant to Section 1.3, use its reasonable best efforts to cause such registration statement to become and remain effective for a period of not less than 120 days (or such shorter period in which all of the

Registrable Securities included in such registration statement have been sold thereunder, but which shall not expire before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) or, in the case of a Shelf Registration, for so long as any Registrable Securities covered thereby are outstanding; provided that at least seven days before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) furnish to one counsel selected by the Requesting Stockholder(s), in the event of a Registration effected pursuant to Section 1.2, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed (other than documents filed pursuant to the Exchange Act and incorporated by reference into such registration statement), which documents shall be subject to the timely review of such counsel, and (B) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required pursuant to Section 1.12(a)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto, unless otherwise available via EDGAR), and the prospectus included in such registration statement (including each preliminary prospectus), a copy of any and all material transmittal letters or other material correspondence to or received from the Commission or any other governmental entity or self-regulatory body or other Person having jurisdiction (including any domestic or foreign securities exchange) relating to such Registration and the related offering, and such other documents, as such Person may reasonably request, in order to facilitate, the public sale or other disposition of the Registrable Securities owned by such holder;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not for any such purpose, be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 1.12, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction or (C) take any action which would subject it to consent to general or unlimited service of process to which it is not then so subject;

(v) notify in writing and on a timely basis each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on such national securities exchange as may be designated by the Company, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(vii) in the case of such registration that involves an underwritten offering, (A) use its reasonable best efforts to furnish to any underwriter of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such underwriter and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such underwriter and signed by the independent public accountants who have audited the financial statements of the Company and (B) use its commercially reasonable efforts to furnish to any selling Stockholder of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such selling Stockholder and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such selling Stockholder and signed by the independent public accountants who have audited the financial statements of the Company, in each case in customary form and covering matters of the type customarily covered in such opinions and letters;

(viii) after the filing of the registration statement, promptly notify each seller of Registrable Securities named in such registration statement in writing of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered and promptly notify each seller of Registrable Securities of such lifting or withdrawal of such order;

(ix) in the case of such registration that involves an underwritten offering, use its reasonable best efforts to have appropriate officers of the Company (A) attend any “road shows” and analyst and investor presentations scheduled in connection with any such Registration and (B) cooperate as reasonably requested by the holders of Registrable Securities in the marketing of the Registrable Securities; all reasonable out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance or cooperation shall be paid by the Company;

(x) give the sellers of Registrable Securities named in such registration statement and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such sellers and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

(xi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) execute and deliver all reasonable and customary instruments and documents (including, in an underwritten offering, an underwriting agreement in customary form) and take such other reasonable and customary actions and obtain such reasonable and customary certificates and opinions in order to effect a public offering of such Registrable Securities; provided that the Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such reasonable and customary information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

(b) Each holder of Registrable Securities shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.12(a)(v), promptly discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.12(a)(v), and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 1.13 Rule 144 and Form S-3. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall (a) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information), and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the Commission and (b) use its reasonable best efforts to cause the conditions 1, 2 and 3 under General Instruction I.A. of Form S-3 (or any successor form and conditions) under the Securities Act for the filing of registration statements under this Agreement to be met. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

Section 1.14 Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to any Stockholder and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to each Stockholder.

Section 1.15 Assignment of Rights. Each of EIC or Limited may assign some or all of its rights pursuant to this Agreement to any transferee of its Registrable Securities; provided that in either case, such transferee agrees in writing to be bound by the provisions of this Agreement.

Section 1.16 Miscellaneous

(a) Amendment and Waiver. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed by Stockholders holding not less than a majority of the then outstanding Common Stock then held by each of the Stockholders party to this Agreement; provided that in the event such amendment or waiver would adversely treat a Stockholder in a manner different from any other Stockholder, then such amendment or waiver will require the consent of such adversely treated Stockholder.

(b) Benefit of Parties; Transfer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

(c) Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

(d) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 1.6(l), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Entire Agreement. This Agreement and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof.

(h) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

(i) Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(j) Further Assurances. The Stockholders shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

(k) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

(l) Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Express, Inc.

One Limited Parkway

Columbus, OH 43230

Attention: Chief Executive Officer

Facsimile: (614) 415-8227

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Gary M. Holihan, P.C.

Facsimile: (312) 862-2200

If to a Stockholder:

The address specified in the Company’s records

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 1.6(l) during regular business hours.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.

EXPRESS PARENT LLC

By:
Name:
Title:

EXPRESS INVESTMENT CORP.

By:
Name:
Title:

LIMITED BRANDS STORE OPERATIONS, INC.

By:
Name:
Title:

EXP INVESTMENTS, INC.

By:
Name:
Title:

[Signature Page to Registration Agreement]

Michael A. Weiss

JP Morgan Chase Bank, N.A., as Trustee of the Weiss Family 2008 Irrevocable Trust Alpha under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008

By:

Its:

JP Morgan Chase Bank, N.A., as Trustee of the Weiss Family 2008 Irrevocable Trust Beta under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008

By:

Its:

JP Morgan Chase Bank, N.A., as Trustee of the Weiss Descendants 2008 Irrevocable Trust under Agreement with Michael A. Weiss, as Grantor, dated March 13, 2008

By:

Its:

Arlene Weiss

[Signature Page to Registration Agreement]

John Rafferty

Fran Horowitz-Bonadies

Jeanne St. Pierre

Elliott Tobias

Colin Campbell

Matthew Moellering

David Kornberg

Douglas Tilson

Lisa Gavales

[Signature Page to Registration Agreement]

FROM AND AFTER THE CONSUMMATION OF THE MERGERS:

MULTI-CHANNEL RETAIL HOLDINGS, LLC - SERIES G

By:
Name:
Title:

[Signature Page to Registration Agreement]